PRICING SUPPLEMENT NO. 51                                        Rule 424(b)(3)
DATED: March 25, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                 Floating Rate Notes       Book Entry Notes
$40,000,000                       [x]                       [x]

Original Issue Date:              Fixed Rate Notes          Certificated Notes
March 31, 1998                    [_]                       [_]


Maturity Date:                    CUSIP#: 073928 AK 9
March 31, 1999

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:



                                            Optional          Optional
                        Redemption          Repayment         Repayment
Redeemable On           Price(s)            Date(s)           Price(s)
-------------           -----------         ---------         ---------

N/A                     N/A                 N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------


Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]         Commercial Paper Rate        Minimum Interest Rate: N/A

[_]         Federal Funds Rate           Interest Reset Date(s): *

[x]         Treasury Rate                Interest Reset Period: Weekly

[_]         LIBOR Reuters                Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                   Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.55%

--------------

* Weekly on each Tuesday, or the day following the Treasury auction.

**       6/31/98, 9/31/98, 12/31/98 and 3/31/99.

*** The three-month Treasury rate on March 30, 1998 plus 55 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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